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Pricing Supplement No. 62 dated March 16, 2007.                                                     Filed pursuant to Rule 424(b)(5)
(To Prospectus dated April 12, 2006, and Prospectus Supplement dated April 12, 2006)                      File No. 333-130089
This Pricing Supplement consists of 3 pages.

                                                   HARTFORD LIFE INSURANCE COMPANY
                                                              DEPOSITOR

                                                      SECURED MEDIUM-TERM NOTES
                                                           ISSUED THROUGH

                                             HARTFORD LIFE GLOBAL FUNDING TRUST 2007-002

                                               FLOATING RATE NOTES DUE MARCH 15, 2013

The  description  in this Pricing  Supplement is of the  particular  terms of the Secured  Medium-Term  Notes offered hereby and the
Funding Agreement sold by Hartford Life Insurance  Company to the Trust specified herein  supplements the description of the general terms and provisions of the Notes and the Funding Agreements set forth in the accompanying Prospectus and Prospectus Supplement,  to which reference is hereby made.


                                                   PROVISIONS RELATING TO THE NOTES

Principal Amount: $100,000,000.00                               Type of Interest Rate:  [ ] Fixed  [X] FLOATING

Price to Public:  100%                                          If Fixed Rate Notes:  N/A
                                                                      Interest Rate:   N/A
Net Proceeds to Trust:  $99,949,000.00
                                                                If Floating Rate Notes:
CUSIP Number:  41659EFL6                                            Initial Interest Rate: THE INITIAL INTEREST RATE FOR THE
                                                                NOTES OFFERED BY THIS PRICING SUPPLEMENT WILL BE THREE MONTH
Agent's Discount:  .051%                                        LIBOR PLUS 0.13% DETERMINED IN ACCORDANCE WITH THE PROVISIONS
                                                                OF THIS PRICING SUPPLEMENT AND THE PROSPECTUS SUPPLEMENT ON
Issuance Date:  MARCH 23, 2007                                  THE SECOND LONDON BANKING DAY IMMEDIATELY PRECEDING THE
                                                                ISSUANCE DATE.
Stated Maturity Date:  MARCH 15, 2013
                                                                Base Rate:  [ ] CD Rate     [ ] Commercial Paper Rate
Initial Interest Payment Date:  JUNE 15, 2007                               [ ] CMT Rate    [ ] Federal Funds Rate
                                                                            [X] LIBOR       [ ] Treasury Rate
                                                                            [ ] Prime Rate  [ ] Other (See Attached)
Interest Payment Dates:  QUARTERLY ON THE 15TH DAY OF EACH      If LIBOR:   [X] LIBOR Reuters Page: LIBOR01
JUNE, SEPTEMBER, DECEMBER AND MARCH                                         [ ] Libor Telerate Page
                                                                            Designated LIBOR Currency:  U.S. Dollars
Specified Currency:  U.S. DOLLARS                               If CMT Rate, Telerate Page: [ ] 7051      [ ] 7052
                                                                        If 7052:   [ ] Weekly Average     [ ] Monthly Average
Regular Record Dates:  15 DAYS PRIOR TO EACH INTEREST                   Designated CMT Maturity Index:
                       PAYMENT DATE
                                                                Interest Reset Dates:  QUARTERLY ON THE 15TH DAY OF EACH JUNE,
Day Count Convention:  ACTUAL/360                               SEPTEMBER, DECEMBER AND MARCH
                                                                Initial Interest Reset Date: JUNE 15, 2007
Computation of Interest:  AS SPECIFIED IN THE PROSPECTUS        Index Maturity:              THREE MONTHS
SUPPLEMENT FOR THE INDICATED BASE RATE                          Interest Rate Determination Dates:  AS SPECIFIED IN THE
                                                                PROSPECTUS SUPPLEMENT FOR THE INDICATED BASE RATE
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Authorized Denominations:  $1,000 INTEGRAL AMOUNTS              Spread:                   + 0.13%
                                                                Spread Multiplier:        N/A
Optional Redemption:   Yes [ ]  NO [X]                          Maximum Interest Rate:    NONE
  Optional Redemption Date:  N/A                                Minimum Interest Rate:    NONE
  Initial Redemption Percentage:  N/A
  Annual Percentage Reduction:  N/A                             Floating Rate/Fixed Rate Note:   [ ] Yes   [X] NO.  If yes:
  Redemption may be:     [ ]  In whole only.                      Fixed Rate:  N/A
                         [ ]  In whole or in part.                Fixed Rate Commencement Date:   N/A

                                                                Inverse Floating Rate Note [ ] Yes [X] NO.  If yes,
Optional Repayment:  [ ] Yes [X] NO                               Fixed Interest Rate:  N/A
  Optional Repayment Dates:  N/A
                                                                Sinking Fund:  NONE
Amortizing Note:  [ ] Yes (See attached)  [X] NO
                                                                Calculation Agent:  THE BANK OF NEW YORK TRUST COMPANY, N.A.
Discount Note:  [ ] Yes  [X] NO   If Yes:
   Total Amount of Discount:  N/A                               Exchange Rate Agent:  NONE
   Yield to Maturity:  N/A
                                                                Securities Exchange Listing:  NONE
Lead Managers:  BARCLAYS CAPITAL INC. AND WACHOVIA CAPITAL
MARKETS, LLC                                                    Additional Amounts to be Paid: [ ] Yes [X] NO

                                                                Special Tax Considerations:  NONE
                                                                Other Provisions Relating to the Notes:  THE BANK OF NEW YORK
                                                                   TRUST COMPANY N.A. IS THE SUCCESSOR INDENTURE TRUSTEE
                                                                   UNDER SECTION 7.14 OF THE INDENTURE.


                                            INFORMATION RELATING TO THE FUNDING AGREEMENT

Funding Agreement Provider:  HARTFORD LIFE INSURANCE            Type of Interest Rate: [ ] Fixed [X] FLOATING
                             COMPANY                            If Fixed Rate Funding Agreement:    Interest Rate:  N/A

Funding Agreement:  FA-407002                                   If Floating Rate Funding Agreement:  INITIAL INTEREST
                                                                RATE: THE INITIAL INTEREST RATE FOR THE FUNDING
Contract Payment:  $100,000,015.00                              AGREEMENT OFFERED BY THIS PRICING SUPPLEMENT WILL BE
                                                                THREE MONTH LIBOR PLUS 0.13%, DETERMINED IN ACCORDANCE
Deposit Amount : $99,949,015.00                                 WITH THE PROVISIONS OF THIS PRICING SUPPLEMENT AND THE
(if different from Contract Payment)                            PROSPECTUS SUPPLEMENT ON THE SECOND LONDON BANKING DAY
                                                                IMMEDIATELY PRECEDING THE ISSUANCE DATE.
Effective Date:  MARCH 23, 2007
                                                                Base Rate:  [ ] CD Rate       [ ] Commercial Paper Rate
Stated Maturity Date:  MARCH 15, 2013                                       [ ] CMT Rate      [ ] Federal Funds Rate
                                                                            [X] LIBOR         [ ] Treasury Rate
Initial Interest Payment Date: JUNE 15, 2007                                [ ] Prime Rate    [ ] Other (See Attached)

Interest Payment Dates:  QUARTERLY ON THE 15TH OF EACH          If LIBOR:  [X] LIBOR Reuters Page: LIBOR01
JUNE, SEPTEMBER, DECEMBER AND MARCH                                        [ ] Libor Telerate Page:
                                                                                Designated LIBOR Currency:  U.S. Dollar.
Specified Currency:  U.S. DOLLARS                               If CMT Rate, Telerate Page:   [ ] 7051    [ ] 7052
                                                                        If 7052:   [ ] Weekly Average     [ ] Monthly Average
Day Count Convention:  ACTUAL/360                                         Designated CMT Maturity Index:

Computation of Interest:  AS SPECIFIED IN THE PROSPECTUS        Initial Interest Reset Date:  JUNE 15, 2007
     SUPPLEMENT FOR THE INDICATED BASE RATE                     Interest Reset Dates:  QUARTERLY ON THE 15TH OF EACH
                                                                JUNE, SEPTEMBER, DECEMBER AND MARCH
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Optional Redemption:   Yes [ ] NO [X]                           Index Maturity:  THREE MONTHS
Optional Redemption Date:   N/A                                 Interest Rate Determination Date:  AS SPECIFIED IN THE
Initial Redemption Percentage:   N/A                            PROSPECTUS SUPPLEMENT FOR THE INDICATED BASE RATE
Annual Percentage Reduction:    N/A
Redemption may be:   [ ] In whole only.                         Spread:                   +0.13%
                     [ ] In whole or in part.                   Spread Multiplier:        N/A
                                                                Maximum Interest Rate:    NONE
Other Redemption Terms: N/A                                     Minimum Interest Rate:    NONE
                                                                Floating Rate/Fixed Rate Funding Agreement:  [ ] Yes [X] NO
Optional Repayment:  [ ] Yes [X ] NO                              If yes:       Fixed Rate:   N/A
   Optional Repayment Dates:   N/A                                              Fixed Rate Commencement Date:  N/A

Additional Amounts to be Paid:  [ ] Yes [X] No                  Inverse Floating Rate Funding Agreement: [ ] Yes [X] NO
                                                                  If yes:       Fixed Interest Rate:   N/A
Special Tax Considerations:  NONE
                                                                Amortizing Funding Agreement:   [ ] Yes  (See attached)
Other Provisions Relating to the Funding Agreement:  NONE                                       [X] No

                                                                Discount Funding Agreement:  [ ] Yes  [X] NO. If yes:
                                                                   Total Amount of Discount:        N/A
                                                                   Yield to Maturity:   N/A
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Note: The Opinion regarding the  enforceability of the Funding Agreement and the related  Consent of Counsel  for  Hartford  Life  Insurance  Company is given by
Richard P. Rubin, Senior Counsel.


                    INFORMATION PERTAINING TO THE RATINGS OF
                       THE NOTES AND THE FUNDING AGREEMENT

It is anticipated that, as of March 23, 2007, the Notes and the Funding Agreement will be rated by the indicated rating agencies as follows:

                Standard & Poor's:  AA-            Moody's: Aa3
                A.M. Best:          aa-            Fitch:  AA

The Moody's ratings also extend to the Program under which the Notes are issued.